Exhibit 99.1

Company Contact:	Investor Relations Contact:
Mr. Colman Cheng, Chief Financial Officer	Mr. Crocker Coulson, President
China Nutrifruit Group Limited	CCG Investor Relations
Tel:+ 852 9039 8111	Tel: +1-646-213-1915 (NY office)
Email: zsj@longheda.net	Email: crocker.coulson@ccgir.com
Website: www.chinanutrifruit.com	Website: www.ccgirasia.com

Elaine Ketchmere, Partner
Email: elaine.ketchmere@ccgir.com
Tel: +1-310-954-1345 (LA office)

China Nutrifruit Group Limited Announces Strong Second Quarter Fiscal
Year 2011 Results

• Second quarter FY2011 net revenue and net income rose 20.0% and 13.2%
year-over-year, respectively
• Affirms FY 2011 Guidance

Daqing, Heilongjiang Province, China – November 15, 2010 China Nutrifruit Group Limited (NYSE Amex: CNGL) (“China Nutrifruit” or “the Company”), a leading producer of premium specialty fruit based products in China (“PRC”), today announced its financial results for the period ended September 30, 2010 which represents the second quarter of fiscal year 2011.

Second Quarter Fiscal Year 2011 Highlights

  Net sales increased 20.0% year-over-year to $23.2 million
  Gross profit increased 13.1% year-over-year to $11.0 million, with gross margin of 47.2%
  Operating earnings rose 14.0% year-over-year to $9.7 million, with operating margin of 41.8%
  Net income was $7.2 million, or $0.18 per diluted share
  In July 2010, the Company commenced production of four new products: seabuckthorn and blackcurrant glazed fruit and concentrate juice products

“Following strong first quarter performance, we achieved another quarter of double-digit sales and net income growth in the second quarter of fiscal year 2011. Our production season for fiscal 2011 is nearing its end and we are pleased to report an average capacity utilization of over 95% across all our production lines, including our new glazed fruit line added in December 2009,” commented Mr. Changjun Yu, Chairman and CEO of China Nutrifruit. “Our new blackcurrant and seabuckthorn concentrate juice and glazed fruits products have received favorable market response contributing about 7.8% of the total sales during the quarter.”

Second Quarter Fiscal Year 2011 Results

Net sales for the second quarter of fiscal year 2011 increased 20.0% to $23.2 million, as compared to $19.3 million in the same quarter of fiscal 2010. The strong sales growth was primarily due to increased sales as a result of rising demand for the Company’s concentrate juice and glazed fruit products. The Company’s newly launched seabuckthorn and blackcurrant concentrate juice and glazed fruit products also contributed to the quarter’s sales growth, accounting for 7.8% of total sales. In addition, the Company benefited from 27.6% and 49.0% year-over-year increases in the average sales price of crab apple concentrate juice and pear concentrate pulp products.

In the second quarter of fiscal year 2011, net sales from concentrated juice products, which accounted for 53.7% of total net sales, were $12.5 million, up 54.9% from $8.0 million, or 41.6% of total net sales, in the same quarter of fiscal year 2010. The significant increase in sales of concentrate juice was due to rising market demand and increase in average selling price of crab apple concentrate products. Net sales from glazed fruit products remained stable at $3.8 million, contributing 16.6% of net sales, as compared to 19.7% of total net sales in the same period of prior year. Sales of nectar and concentrate pulp products were $3.2 million and $2.2 million, respectively, up from $3.1 million and $1.7 million, respectively, in the same period in fiscal year 2010. The Company reported no revenue from the beverage segment as it discontinued beverage operation in March 2010, following its strategic decision to focus on its high-margin premium products.

Gross profit for the second quarter of fiscal year 2011 increased 13.1% to $11.0 million from $9.7 million for the same period a year ago. Gross margin was 47.2% for the second quarter of fiscal year 2011, down from 50.1% in the year ago period. The decrease in gross margin was mainly due to attractive pricing related to the marketing strategy for the Company’s newly introduced seabuckthorn and blackcurrant glazed fruit products. As a result, gross margin of glazed fruit products declined to 53.2% from 63.0% in the second quarter of fiscal year 2010. Gross margin on concentrate juice products declined to 42.1% from 45.6% in the same period last fiscal quarter.

In the second quarter of fiscal year 2011, selling, general, and administrative expenses were $1.3 million, up from $1.2 million in the same period last fiscal year. Selling expenses were $673,469, or 2.9% of net sales, down 0.6% compared to $677,760, or 3.5% of net sales, in the second quarter of fiscal year 2010. The decrease was due to the Company’s well established relationships with existing distributors who continue to place repeat orders with higher volume, resulting in lower sales related travel expenses. In addition, the Company incurred no selling expenses related to beverage products in the second quarter of fiscal year 2011.

General and administrative (“G&A”) expenses were $590,848, or 2.5% of net sales, up 17.8% from $501,365, or 2.6% of net sales a year ago. The increase was mainly attributable to modest increases in salaries and benefits.

Operating earnings in the second quarter of fiscal year 2011 were $9.7 million compared to $8.5 million in the comparable period last fiscal year. Operating margin for the quarter was 41.9%, as compared to 44.2% a year ago.

Provision for income taxes was $2.5 million compared to $2.2 million a year ago.

Net income in the second quarter of fiscal year 2011 was $7.2 million, or $0.18 per diluted share, up 13.2% as compared to $6.4 million, or $0.18 per diluted share, a year ago. The calculation of diluted earnings per share for the second quarter of fiscal 2011 is based on 40.4 million weighted average shares outstanding compared to 36.2 million in the same quarter of fiscal 2010.

Six Months Fiscal Year 2011 Results

For the six months ended September 30, 2010, net sales were $32.8 million, up 14.4% from $28.7 million in the six months ended September 30, 2009. Net sales from concentrate juice products, which accounted for 53.3% of total net sales in the first six months of fiscal 2011, were $17.5 million, up 49.9% from $11.7 million during the comparable period a year ago. Among the Company’s concentrated juice products, sales of crab apple and raspberry increased 249.0% and 47.0%, respectively. Net sales from glazed fruit, which accounted for 17.0% of net sales, were $5.6 million, up 15.5% from $4.8 million in the same period a year ago. Sales of concentrate pulp and nectar, which accounted for 13.7% and 11.5%, were $4.5 million and $3.8 million, down 0.2% and 4.7% from $4.5 million and $3.9 million in the same period a year ago, respectively. The Company did not record sales from beverages since it ceased the production of beverages and focus on its core high-margin products in March 2010.

Gross profit increased 10.6% to $15.1 million from $13.6 million a year ago. Gross margin was 45.9% in the first six months of fiscal year 2011 compared to 47.5% in the comparable period a year ago. Income from operations was $12.1 million, up 14.2% from $10.6 million last year. Net income for the six months ended September 30, 2010 was $9.0 million, or $0.22 per diluted share, compared to $7.9 million, or $0.22 per diluted share in the same period of fiscal 2010. The calculation of diluted earnings per share for the first six months of fiscal 2011 is based on 40.4 million weighted average shares outstanding compared to 36.2 million in the comparable period of fiscal 2010.

Financial Condition

As of September 30, 2010, China Nutrifruit had $7.2 million in cash and cash equivalents, $4.8 million in current liabilities with no long term debt and working capital of $48.4 million. Shareholders’ equity was $75.6 million as of September 30, 2010, up from $65.8 million as of March 31, 2010. Net cash used in operating activities was $20.7 million, which reflects a $9.9 million advance payment for the construction of its new fruit and vegetable powder facility in Daqing, which is scheduled to begin operations in January 2011. Also, during the production season which started in July 2010, the Company built up large amount of inventories that will be sold throughout the year, resulting in a $13.3 million increase in inventories.

Recent Events

At the Company's board meeting held on October 19, 2010, the board appointed Mr. Aijun Wang as China Nutrifruit's Vice President of Sales. Mr. Manjiang Yu, who resigned effective October 19, 2010 for personal reasons, previously held the Vice President of Sales position. Mr. Yu's resignation was not due to any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Business Outlook

China Nutrifruit recently rescheduled the production start date of its new fruit and vegetable powder production facility due to the impact of adverse weather conditions on the facility's construction schedule. The Company now expects to commence production of its new fruit and vegetable powder products in January 2011.

Management anticipates no material impact from the production delay to the Company’s 2011 fiscal year financial results and reaffirms its financial guidance for fiscal year 2011 for revenue in the range of $90-$95 million and net income of $22-$23 million.

“In the second half of fiscal year 2011, we anticipate our new fruit and vegetable powder line to contribute to our sales momentum,” said Mr. Yu. “We are actively expanding our research efforts to introduce new fruit and vegetable powder products which will further diversify our product portfolio. Our growth strategy includes capacity expansion and increased market penetration to enhance our revenue growth and gain increased market share in China and in the overseas market.”

Conference Call Information

Management will conduct a conference call at 8:00 a.m. Eastern Time on Monday, November 15, 2010 to discuss its second quarter fiscal 2011 results. To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 877-380-4607. International callers should dial +1-702-928-6995. The conference ID number for the call is 23351002. If you are unable to participate in the call at this time, a replay will be available on Monday, November 15, 2010 at 9:00 a.m. Eastern Time, through Monday, November 29, 2010. To access the replay, dial 800-642-1687. International callers should dial +1-706-645-9291. The conference ID number for the replay is 23351002.

About China Nutrifruit Group Limited

Through its subsidiary Daqing Longheda Food Company Limited, China Nutrifruit, is engaged in developing, processing, marketing and distributing a variety of food products processed primarily from premium specialty fruits grown in Northeast China, including golden berry, crab apple, blueberry, seabuckthorn, blackcurrant and raspberry. The Company’s processing facility possesses ISO9001 and HACCP series qualifications. Currently, the Company has established an extensive nationwide sales and distribution network throughout 17 provinces in China. For more information, please visit http://www.chinanutrifruit.com .

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act"”). Such statements include, among others, those concerning our new products, new fruit and vegetable powder manufacturing facility, and their expected impacts on the Company’s business and financial performance, our expected financial performance in FY2011 and strategic and operational plans, our expectations regarding the market for our existing products and new products, our expectations regarding the continued growth of the specialty fruit market, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results of the Company to differ materially from those anticipated, expressed or implied in the forward-looking statements. The words “believe,” “expect,” “anticipate,” “project,” “targets,” “optimistic,” “intend,” “aim,” “will” or similar expressions are intended to identify forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Risks and uncertainties that could cause actual results to differ materially from those anticipated include risks related to new and existing products; any projections of sales, earnings, revenue, margins or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; uncertainties related to conducting business in China; any statements of belief or intention; any of the factors mentioned in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended March 31, 2010, and other risks and uncertainties mentioned in our other reports filed with the Securities and Exchange Commission. The Company assumes no obligation and does not intend to update any forward-looking statements, except as required by law.

–Financial Tables Follow –

CHINA NUTRIFRUIT GROUP LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Stated in US Dollars)

	Three months ended		Six months ended
	September 30,		September 30,
	2010	2009	2010	2009

Net sales	$23,191,125	$19,324,868	$32,819,381	$28,683,933

Cost of sales	(12,234,966)	(9,641,849)	(17,744,090)	(15,053,882)

Gross profit	10,956,159	9,683,019	15,075,291	13,630,051

Selling expenses	(673,469)	(677,760)	(1,257,978)	(1,498,140)
General and administrative expenses	(590,848)	(501,365)	(1,696,570)	(1,515,070)

Operating earnings	9,691,842	8,503,894	12,120,743	10,616,841

Other income (expenses)
Other income	17,550	31,623	48,021	39,367
Total other income (expenses)	17,550	31,623	48,021	39,367

Earnings before income taxes	9,709,392	8,535,517	12,168,764	10,656,208

Provision for income taxes	(2,520,776)	(2,184,779)	(3,186,642)	(2,770,060)

Net earnings	7,188,616	6,350,738	8,982,122	7,886,148
Other comprehensive income
Foreign currency translation	1,644,269	17,500	1,575,419	19,808
Comprehensive income	$8,832,885	$6,368,238	$10,557,541	$7,905,956

Earnings per share
Basic	$0.19	$0.18	$0.23	$0.22

Diluted	$0.18	$0.18	$0.22	$0.22

Weighted average number of common stock outstanding
Basic	36,718,772	36,125,754	36,695,054	36,125,754
Diluted	40,377,453	36,226,175	40,360,072	36,187,189

CHINA NUTRIFRUIT GROUP LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(Stated in US Dollars)

	September 30,	March 31,
	2010	2010
	(unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$7,154,181	$35,994,443
Proceeds from private placement held in escrow account	-	931,630
Trade receivables, net of allowance	17,472,434	11,047,846
Inventories, net	17,516,314	4,179,910
Prepayments and deposits	11,070,120	-
Other current assets	1,493	116,196
Total current assets	53,214,542	52,270,025
Property and equipment, net	20,876,113	17,066,907
Construction in progress	5,084,541	-
Deferred tax assets	989,990	1,068,878
Land use rights, net	186,789	185,686
TOTAL ASSETS	$80,351,975	$70,591,496

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Other payables and accrued expenses	$1,314,712	$2,379,246
Trade payables	927,599	87,954
Income taxes payable	2,533,890	2,296,513
Total current liabilities	4,776,201	4,763,713
TOTAL LIABILITIES	4,776,201	4,763,713

Commitments and Contingencies

Shareholders' equity
Series A Preferred stock Authorized: 5,000,000 shares, par value $0.001 Issued and outstanding: [350,559] shares as at September 30, 2010; (365,109 as at March 31, 2010)	350	365
Common stock Authorized: 120,000,000 shares, par value $0.001 Issued and outstanding: [36,718,772] shares as at September 30, 2010; (36,573,272 shares as at March 31, 2010)	36,719	36,573
Additional paid-in-capital	36,492,744	36,492,875
Statutory reserves - restricted	4,564,345	4,564,345
Accumulated other comprehensive income	2,016,133	440,714
Retained earnings	32,465,483	24,292,911
TOTAL SHAREHOLDERS’ EQUITY	75,575,774	65,827,783
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$80,351,975	$70,591,496

CHINA NUTRIFRUIT GROUP LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Stated in US Dollars)

	Six months ended
	September 30,
	2010	2009

Operating activities:
Net earnings	$8,982,122	$7,886,148
Adjustments to reconcile net earnings to net cash used in operating activities
Depreciation and amortization	936,036	748,912
Benefit for deferred income taxes	78,054	109,625
Changes in operating assets and liabilities:
Trade receivables, net	(6,424,588)	(1,389,136)
Inventories	(13,336,404)	(8,448,704)
Prepayments and deposits	(11,070,120)	-
Other current assets	114,703	236,678
Trade payables	839,645	904,587
Income taxes payable	237,377	716,902
Other payables and accrued expenses	(1,064,534)	(927,211)
Net cash used in operating activities	(20,707,709)	(162,199)

Investing activities:
Purchase of property and equipment	(4,333,519)	-
Addition to construction in progress	(5,084,541)	-
Net cash used in investing activities	(9,418,060)	-

Financing activities:
Proceeds from private placement	-	11,860,000
Cost of raising capital	-	(985,831)
Dividend paid	(809,550)	-
Proceeds from private placement held in escrow account	931,630	-
Net cash provided by financing activities	122,080	10,874,169

(Decrease) Increase in cash and cash equivalents	(30,003,689)	10,711,970

Effect of exchange rate on cash and cash equivalents	1,163,427	(15,618)

Cash and cash equivalents at beginning of the period	35,994,443	4,768,542

Cash and cash equivalents and proceeds from private placement held in escrow account at end of the period	$7,154,181	$15,464,894

Supplemental disclosure of cash flows information:
Cash paid for:
Income taxes	$2,871,211	$1,943,534
Supplemental disclosure of non-cash information:
Issuance of warrants	$-	$327,000

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